EXHIBIT 10.11

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $3,500,000	Issue Date: August 5, 2025

CONVERTIBLE NOTE

FOR VALUE RECEIVED, Karbon-X Corp., a Nevada corporation (the “Borrower” or “Company”), hereby promises to pay to the order of Hedera Foundation SECZ or its registered assigns (the “Holder”), the sum of Three million five hundred thousand dollars ($3,500,000) as set forth herein, plus any and all amounts due hereunder are paid in full, and any additional amounts set forth herein, simple interest at 10% per Quarter. All payments due hereunder shall be made in lawful money of the United States of America and shall be due June    , 2026. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

Principal and accrued interest of this Note shall be payable on the 30th day of the 12th month after the issuance hereof either in cash or, at the option of Holder, pursuant to the conversion features of this Note.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1. Conversion Right. The Holder shall have the right, in its sole and absolute discretion, at any time from time to time at its option to convert all or part of the outstanding principal amount and all accrued but unpaid interest due under this Note into (i) on a dollar for dollar basis the proposed Loan Financing and/or Securities Financing (each, as defined in that certain Pre-Investment Coordination Letter: CarbonBlocks Project (Project Number 609186) (the “Initial Coordination Letter”)) when and if such Loan Financing and/or Securities Financing is put into place, all as set forth on Exhibit A hereto, or (ii) fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the date of such conversion, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that the Holder shall not convert any portion of this Note to the extent that, after such conversion, the Holder and its affiliates would beneficially own more than 4.9% of the outstanding shares of Common Stock (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each Conversion of this Note (“Conversion Shares”) shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any Conversion of this Note, the sum of (1) the outstanding principal amount of this Note to be converted in such Conversion, plus (2) accrued and unpaid interest, if any, on such principal amount being converted at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

1.2. Conversion Price.

a) Calculation of Conversion Price. The conversion price hereunder for conversion into common stock (the “Conversion Price”) shall equal to the greater of (i) 90% of the twenty day weighted average closing price of Karbon-X Corp. common stock as of the trading day immediately preceding such conversion or (ii) $0.90 per share. Additionally, the Borrower acknowledges that it will take all reasonable steps necessary or appropriate, including providing a board of directors resolution authorizing the issuance of common stock to Holder.

1.3. Method of Conversion.

a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time and from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:59 p.m., New York, New York time).

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b) Book Entry upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

d) Delivery of Common Stock upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder book entry shares or certificates representing the Common Stock issuable upon such conversion within ten (10) business days after such receipt or such an event (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

e) Delivery of Common Stock by Electronic Transfer. In lieu of delivering book entry statements representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

f) Charges and Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to the Holder, as well as any and all other fees and charges required by the Transfer Agent as a condition to effectuate such issuance. Any such fees or charges as noted in this Section that are paid by the Holder will be automatically added to the Principal Amount of the Note and tack back to the Issue Date herein for purposes of Rule 144.

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1.4. Restricted Securities. The shares of Common Stock issuable upon conversion or adjustment of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the “Act”) or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope reasonable acceptable to the Borrower) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an “accredited investor” (as defined in Rule 501(a) of the Act).

1.5. Prepayment. Notwithstanding anything to the contrary contained in this Note, Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Holder of this Note, to prepay the outstanding balance on this Note (principal and accrued interest), in full, in accordance with this Section; provided, that the Borrower may not prepay this Note without the prior written consent of the Holder. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than ten (10) Trading Days from the date of the Optional Prepayment Notice.

1.6. Automatic Conversion. In the event a Loan Financing and/or Securities Financing is executed and delivered within 12 months of the date of issuance of this Note, then immediately prior to the initial closing of such Loan and/or Securities Financing the outstanding principal and accrued but unpaid interest on this Note shall automatically be converted, on a dollar for dollar basis, into the form (and on the same terms) as the loan or securities instruments issued in such Loan Financing and/or Securities Financing without any action required by Company or the Holder; provided, that Company shall give the Holder at least ten (10) days advance written notice of the initial closing of such Loan Financing and/or Securities Financing.

ARTICLE II. EVENTS OF DEFAULT

Any one or more of the following events which shall occur and/or be continuing shall constitute an event of default (each, an “Event of Default”):

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

2.2 Conversion and the Shares. The Borrower fails to consummate a Loan Financing and/or Securities Financing, issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note.

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2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

2.4 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY

3.1 Company hereby represents and warrants to the Holder as follows:

a) Organization; Good Standing; Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, to execute and deliver this Note and the Side Letter, dated as of the date hereof, by and between Company and the Holder (the “Side Letter” and together with this Note, the “Transaction Documents”), to issue and sell the Note, and to perform its obligations under the Transaction Documents. Company has not failed to qualify to transact business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its business, properties or financial condition (a “Material Adverse Effect”).

b) Authorization and Enforceability. All corporate action on the part of Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of Company thereunder has been taken or will be taken prior to the date hereof, and the Transaction Documents constitute valid and legally binding obligations of Company, enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required on the part of Company in connection with Company’s valid execution, delivery or performance of this Agreement or the offer, sale or issuance of the Note, other than (a) such filings as shall have been made prior to the date hereof, and (b) any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Act, or post closing filings required to be filed under applicable state securities laws, which shall be timely filed within the applicable periods.

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d) Permits. Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and Company is not in default in any material respect under any of such franchises, permits, licenses or other authority.

e) Capitalization. Immediately prior to the date hereof, the authorized capital stock of Company consists of 200,000,000 shares of common stock (“Common Stock”), par value $0.001 per share, of which 81,314,367 shares were issued and outstanding, and no shares of Preferred Stock. [Immediately prior to the date hereof, there were 15,000,000 shares of Common Stock authorized for issuance under Company’s 2024 Employees', Directors’, Officers’ and Consultants’ Stock Option Plan, of which 429,875 shares were subject to outstanding options and 1,000,000 options to acquire shares of common stock were issued in connection with the Company’s acquisition of Allcot LLC. Except for shares of Common Stock reserved for issuance pursuant to Company’s 2024 Employees', Directors’, Officers’ and Consultants’ Stock Option Plan Stock Incentive Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements to acquire from Company any shares of its capital stock.]

f) Compliance with Other Instruments. Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, any provision of any material mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to Company’s knowledge, any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to Company other than any such violation or default that would not have a Material Adverse Effect. The execution, delivery and performance by Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not, with or without the passage of time or the giving of notice, result in any such violation or default, the creation of any material lien, charge or encumbrance upon any assets of Company, or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to Company.

g) No “Bad Actor” Disqualification . Company has exercised reasonable care to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including Company; any predecessor or affiliate of Company; any director, executive officer or other officer participating in the sale of the Note; any beneficial owner of 20% or more of Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Note (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the sale of the Notes of any Solicitor or general partner or managing member of any Solicitor.

h) Litigation. There is no action, suit, proceeding or investigation pending or, to Company’s knowledge, currently threatened in writing against Company that questions the validity of the Transaction Documents or the right of Company to enter into the Transaction Documents, or to consummate the transactions contemplated thereby, or that might result, if determined adversely to Company, in a Material Adverse Effect, or in any material change in the current equity ownership of Company.

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i) Intellectual Property. To Company’s knowledge, Company owns or possesses sufficient legal rights to all (a) patents, patent applications and inventions; (b) trademarks, service marks, trade names, trade dress, logos, domain names or corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; (d) computer software, data, and databases and documentation thereof; (e) trade secrets and other confidential information; and (f) licenses, information and proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted without any conflict with, or infringement of, the rights of others. Company has not received any communications alleging that Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Company. Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by Company.

ARTICLE IV. MISCELLANEOUS

4.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.

4.2 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.

4.3 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Act).

4.4 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.5 Governing Law. This Note shall be governed by and construed in accordance with the State of Delaware without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or provincial courts of Clark County, Nevada.

4.6 Entire Agreement. This Note and the Side Letter, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

4.7 Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each party has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date first set forth above.

KARBON-X CORP.

/s/ Chad Clovis
By:	Chad Clovis, Chief Executive Officer

HEDERA FOUNDATION SECZ

/s/ Edward Noyons
By:	Edward Noyons, Director

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert [all/$      ] of the outstanding principal amount and all accrued but unpaid interest due under the Convertible Note of KARBON-X CORP., a Nevada corporation (the “Company”), into (a) IFC Loan Financing on a dollar for dollar basis or (b) shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If IFC Loan Financing or shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 1.1 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Bond conversion	$ principal and/or interest converted on a dollar for dollar basis
Common Share	Effective Conversion:

Conversion calculations:	Conversion Price: $
Principal Amount of Note to be Converted:
Amount of Note to be Converted:

Address for Delivery of IFC Loan Financing documents or common stock book entry statements:

Or

DWAC Instructions:
Broker No:
Account No:

HEDERA FOUNDATION SECZ

/s/ Edward Noyons
By:	Edward Noyons, Director

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